UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2012

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Avenue, Suite 200, Broomfield, Colorado 80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2012, the Board of Directors of Roomlinx, Inc., a Nevada corporation (the “Company”), voted to increase the base salary of Mr. Michael S. Wasik, the Company’s Chief Executive Officer and Chairman of the Board of Directors, to $200,000 per year.  The increase in base salary becomes effective January 1, 2013.  The Board authorized the officers of the Company to make any necessary amendments to Mr. Wasik’s employment agreement to reflect the increase in base salary.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On December 18, 2012, the Company held its annual meeting of stockholders.   At the meeting (i) each of Michael S. Wasik, Jay Coppoletta, Carl Vertuca, Jr. and Erin Lydon was elected to the Company’s Board of Directors to serve until the next Annual Meeting until his or her successor is elected and qualified and (ii) the appointment of GHP Horwath, P.C. as the independent registered public auditors of the Company for the fiscal year ending December 31, 2012 was ratified. The following is a summary of the number of votes cast for, against or withheld on each matter voted upon at the meeting as well as the number of abstentions as to each matter:

MATTER		VOTES FOR	VOTES AGAINST/ WITHHELD	VOTES ABSTAINING
(1)	To elect the following Directors to hold office until the next Annual Meeting until their successors are elected and qualified:
	Michael S. Wasik	2,917,522	66,143	0
	Jay Coppoletta	2,980,746	2,919	0
	Carl J. Vertuca, Jr.	2,983,225	440	0
	Erin Lydon	2,983,285	380	0
(2)	To ratify the appointment of GHP Horwath, P.C. as independent auditors of the Company for the fiscal year ending December 31, 2012	4,023,022	20	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012

ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

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